PROSPECTUS                                                            EXPO 1997
                                                            February 1995 Grants



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                              ARAMARK CORPORATION
                           ARAMARK Ownership Program

                     Expanded Stock Purchase Opportunities
                               18,823,703 Shares
                     Common Stock, Class B, $.01 Par Value
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               This prospectus relates to EXPOs granted in 1995
                  with an exercise price of $13.25 per share.

        ARAMARK Corporation is offering you an opportunity to participate in the ownership of our Company. To enable you to acquire shares of stock in the Company, we have granted to you a purchase opportunity.

        In general, a purchase opportunity permits you to purchase shares of stock of our Company at the appraisal price for the stock at the time you received the grant.

        Your ability to transfer stock which you purchase will be limited because our Company's stock is not traded publicly and because by exercising your right to purchase stock through a purchase opportunity, you will become bound by the terms of a Stockholders' Agreement.

        This prospectus provides you with detailed information about expanded stock purchase opportunities. In addition, you may obtain information about the Company from documents that we have filed with the Securities and Exchange Commission ("SEC"). We encourage you to read this entire document carefully.

        The Company has recently announced Share 100, a proposal to restructure the ownership of the Company. See "Share 100."


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                    See Page B-1 For Forms And Instructions

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         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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        The date of this prospectus is December 1, 1997. You should not assume that the information contained in this prospectus is accurate as of any date other than such date, and neither the delivery of this prospectus nor any sale made through its use shall create any implication to the contrary. This prospectus does not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is not authorized or in any jurisdiction in which the Company is not qualified to make such an offer or solicitation or to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS


Where You Can Find More Information.......................................    2
Prospectus Summary........................................................    3
Share 100.................................................................    4
Questions and Answers.....................................................    5
About This Prospectus.....................................................   11
The ARAMARK Ownership Program.............................................   11
U.S. Income Tax Considerations............................................   13
Description of Equity Securities..........................................   13
Experts...................................................................   14
Incorporation of Certain Documents by Reference...........................   14
Annex A -- Amended and Restated Stockholders' Agreement...................  A-1
Annex B -- Exercise Forms and Instructions................................  B-1


                      WHERE YOU CAN FIND MORE INFORMATION

        ARAMARK files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

        ARAMARK has filed registration statements to register with the SEC the Common Stock to be issued when you exercise a purchase opportunity granted under the ARAMARK Ownership Program. As allowed by SEC rules, this prospectus does not contain in it all the information you can find in the registration statements or exhibits or amendments to the registration statements.

        The Company will provide without charge to each person holding a purchase opportunity granted under the ARAMARK Ownership Program, upon the request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents. Written or telephone requests should be directed to ARAMARK Shareholder Services Group at First Union National Bank toll free at 1-888-96-OWNER (1-888-966-9637) at 123 South Broad Street, MCPA 1328, Philadelphia, PA USA 19109.

        If you have not received a copy of ARAMARK's most recent annual report on Form 10-K, or if you have any questions about the ARAMARK Ownership Program or would like to obtain further information, you should call the ARAMARK Shareholder Services Group at First Union National Bank toll free at 1-888-96-OWNER (1-888-966-9637) at 123 South Broad Street, MCPA 1328,
Philadelphia, PA USA 19109.

        ARAMARK Corporation is a Delaware corporation with its principal offices located at ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107 (telephone 215-238-3000). When we use the word "Company" herein to describe ARAMARK, we are referring to ARAMARK Corporation and its subsidiaries unless the context otherwise requires.

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                              PROSPECTUS SUMMARY

        This summary highlights selected information from this document and may not contain all of the information that is important to you. You should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information."


The Company

        ARAMARK is a world leader in managed services including food and support services, uniform and career apparel, educational resources, and magazine distribution.

Share 100

        The Company has recently announced Share 100, a proposal to restructure the ownership of the Company. Share 100 will not directly affect this exercise period because the exercise period will end January 15, prior to Share 100. However, Share 100 will change all the shares you own, including any shares you acquire during this exercise period. See "Share 100."

The ARAMARK Ownership Program

        The ARAMARK Ownership Program provides you with an opportunity to purchase 200 shares of the Company at a price of $13.25 per share.

        Each Expanded Stock Purchase Opportunity ("EXPO") that was granted to you in 1995 is exercisable during the time period December 15, 1997 to January 15, 1997. During this period you can purchase some or all of the shares granted to you, or choose not to buy any shares at the current time. If you do not exercise your EXPO during this annual exercise period, you can exercise it during either of the next two exercise periods (as long as you are an ARAMARK employee at the time) or within 90 days after any termination of your employment with ARAMARK.

Stockholders' Agreement

        By purchasing stock under the program you will be agreeing to be bound by the terms of a Stockholders' Agreement to which all stockholders are parties.

        Under the Stockholders' Agreement, the stock owned by you can only be transferred in limited circumstances. In addition, upon your termination of employment, the Company may, but is not generally obligated to, repurchase your shares.

        A copy of the Stockholders' Agreement is attached as Annex A to this prospectus.

How to Purchase Shares

        To purchase stock under the program you must (1) complete the appropriate forms (see page B-1) and (2) pay the aggregate purchase price for the stock plus the aggregate amount of taxes required to be withheld (as computed in the exercise form). You may pay for your stock (including any applicable withholding taxes) by personal check.

Other Factors

        Before you make a decision to invest in our Company, we urge you to read this prospectus and the Company's most recent annual report on Form 10-K and other information that we have filed with the SEC. See "Where You Can Find More Information."

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                                   SHARE 100

        You may have already heard about Share 100. This is ARAMARK's proposal for the Company to become 100% employee-owned. Today, ARAMARK employees own about 80% of the Company's stock, either through direct stock ownership programs such as your stock grant, or through the Company's contribution to the employee retirement plans. Under Share 100, if approved by the stockholders, the Company would re-purchase the remaining 20% of the stock that is currently held by outside investors. If approved, Share 100 would go into effect immediately following ARAMARK's annual stockholders' meeting on February 10, 1998.

What It Means For Your Stock Ownership Program:

New Stock
o It means that the structure of the Company's stock would change. To give employees a greater opportunity to affect the value of their stock ownership, Share 100 would create 2 types of stock:
       1. Business Group-specific, with separate stock for each of our principal Business Groups--Food and Support Services, Uniform and Career Apparel, and Educational Resources.
       2. Composite stock, which will consist of a blending of the three Business Group stocks.
o Both types of stock, Business Group and Composite, would start off with the same appraisal price on February 10, 1998. It is expected that the appraisal price at that time will be $29.55 per share. However, your price for the stock under your grant will always be $13.25 per share--no matter when you choose to purchase it. In other words, delaying your stock purchase until a later exercise period (as listed on your Grant Certificate) will have no impact on your price for the shares.

What You'll Get

Right now, your stock grant is for 200 shares of ARAMARK Class B common stock--the same type of stock owned by senior management. If Share 100 is approved on February 10, here's how it will affect your grant:

o If you work for a Business Group, 50% of the stock under your grant (i.e., 100 shares) would actually be the stock of your Business Group, and the other 50% (100 shares) would be Composite stock. If you work for Corporate, 100% of the shares under your grant (200 shares) would be Composite stock.
o If you work for Magazine & Book, you will receive separate communications.

For Your Records

o Following the upcoming exercise period, you'll receive a report listing any shares you have purchased to date, along with the dates that these shares were issued to you. This will give you a snapshot view of your stock ownership prior to the implementation of Share 100.

o After the annual shareholders' meeting on February 10, and assuming that Share 100 is approved, you'll receive an Ownership statement showing your stock ownership and outstanding grant opportunities both prior to Share 100, as well as afterwards, with the data expressed in terms of the new classes of stock created as a result of Share 100. You'll also receive an updated listing of shares that you own.

What It Means For The Stock In Your Retirement Plan

o Assuming Share 100 is approved, Retirement Plan participants will receive an updated statement in March reflecting the program's effect on Company contributions invested in stock.


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                             QUESTIONS AND ANSWERS

        To assist you in better understanding purchase opportunities and the ARAMARK Ownership Program, we have raised below frequently asked questions and have answered them for you. For more complete answers to your questions, you should read the text of the Stockholders' Agreement (references to which appear in the answers) attached as Annex A to this prospectus. For your convenience, we have grouped the questions and answers by topic.

 Topic                                                              Q/A
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 General........................................................... 1 -  2
 Expanded Stock Purchase Opportunities
       General..................................................... 3 - 14
       How to Purchase and Pay Taxes Due...........................15 - 20
       Sale of Currently-Owned Shares..............................21 - 22
       Borrowing...................................................23
 Stock Ownership
       General.....................................................24 - 27
       Transferring Shares.........................................28 - 31
       Pledging Shares.............................................32 - 34
 Sales While Employed
       General.....................................................35 - 36
       Internal Market.............................................37
       Emergency Buy-Back Program..................................38
       Offer-to-Sell...............................................39
 Sales Upon Termination of Employment
       General.....................................................40 - 45
       Stock Repurchase Policy.....................................46

1.  Q: What is ARAMARK Corporation?

    A: The Company was formed by a group of investors led by senior management in a management buyout transaction in 1984. Management investors directly own more than 50% of the equity of the Company.

2. Q: Are the shares of Common Stock being offered the same as the shares owned by current management investors?

    A: Yes, they are shares of Class B Common Stock with the same rights and obligations to which current management investors are subject under the Stockholders' Agreement.

3.  Q: What is an Expanded Stock Purchase Opportunity (EXPO)?

    A: The Board of Directors, upon the advice and recommendation of senior management, has approved the grant of an opportunity to participate in the ownership of ARAMARK to selected management employees. This is called an Expanded Stock Purchase Opportunity, and is made to you in the form of a certificate of grant.

4. Q: Am I required to purchase shares?

    A: No. Any exercise of all or any portion of your purchase opportunity by you is strictly voluntary.

5. Q: What if my employment is terminated?

    A: Your entire remaining unexercised purchase opportunity is canceled if your employment with the Company and its subsidiaries (or any entity designated by the board of directors in which the Company continues to own an equity interest) is terminated for any reason. However, you will be able to exercise your EXPO during the 90 days after your termination of employment, but not after the expiration date, and you will own any shares you purchased pursuant to any prior exercises of purchase opportunities. These shares will be subject to the Company's right to repurchase pursuant to the Stockholder's Agreement.

6. Q: How many shares can I purchase?

    A: Your grant is for 200 shares. This amount is shown on the Certificate of Grant that you received in 1995. You can purchase the stock in two 100-share increments, or all 200 shares at once.

7.  Q: What is my cost for the shares?

    A: Your purchase price is your grant price of $13.25 per share, which was the appraisal price of ARAMARK stock at the time you received your grant in 1995. This price is also shown on the Certificate of Grant that you received when the grant was awarded to you.

8. Q: Is my purchase opportunity adjusted in the event of a Common Stock dividend, split, reorganization, merger or the like?

    A: In such cases your purchase opportunity will be equitably adjusted, if appropriate, as determined by the Human Resources, Compensation and Public Affairs Committee of the Board of Directors.

9.  Q: What is the current price of ARAMARK stock?

    A: The December 1, 1997 appraisal price is $24.90 per share. However, your price to acquire the stock remains your grant price--in this case, $13.25 per share--no matter what the appraisal price of the stock is at the time you purchase.

10. Q: Can I exercise a purchase opportunity prior to its exercise period?

    A: No. You may exercise a purchase opportunity and thereby purchase shares only during its exercise period.


11. Q: When can I purchase stock?

    A: Grants under this Expanded Purchase Opportunity become exercisable approximately three years after they are issued and remain exercisable for two more years. Since your grant was issued in Feburary, 1995, you may purchase stock in any of the following exercise periods: December 15, 1997 through January 15, 1998; December 15, 1998 through January 15, 1999; December 15, 1999 through January 15, 2000.


12. Q: Do I have to purchase all 200 shares at once?

    A: No. You can "pass" during an exercise period, and choose not to buy any stock. Or, you can spread your purchase out, buying in 100-share increments, during any of the three exercise periods listed above. You can even wait until the last exercise period to purchase the entire 200 shares.

13. Q: Will I forfeit any shares if I "pass" during an exercise period?

    A: No. For example, if you choose not to purchase stock during the upcoming exercise period, the entire grant of 200 shares would still be available for you to purchase during the subsequent exercise periods.

14. Q: Will it cost more money if I wait?

    A: Your purchase price always remains at $13.25 per share -- even if you wait until the last purchase period ending January 15, 2000, and no matter what the appraisal price is at that point. If, however, the stock's price appreciates before you exercise in the future, you may have to pay more tax as a result of the later exercise. You should discuss this with your financial or tax adviser.

15. Q: How do I buy stock?

    A: After reviewing your Grant Certificate or Ownership Statement, be sure to read the enclosed Prospectus, which provides full details about the program. Then, if you decide to exercise, complete and submit the exercise form, along with your payment. Checks should be made payable to "ARAMARK Corporation" in U.S. Dollars.

16. Q: When is the payment due, and where should I send it?

    A: U.S. employees and employees in countries other than Belgium, Germany and the United Kingdom: Send your completed exercise form and your check, in U.S. currency, to: First Union National Bank, Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024. A return envelope is enclosed. Materials must be received by First Union no later than January 15, 1997, so be sure to mail yours sufficiently in advance. If you need to use overnight mail, send to First Union at: 123 South Broad Street, MCPA1328, Philadelphia, PA 19109.

       Employees in Belgium, Germany or the United Kingdom: Send your completed exercise form and your check, in your own country's currency, to your Human Resources Department by January 9, 1998.

Questions 17-20 apply to U.S.-based employees. Non-U.S. based employees should check with their tax advisors concerning tax law requirements in their countries.

17. Q: What taxes will I owe when I exercise a purchase opportunity?

    A: All outstanding purchase opportunities are non-qualified options for U.S. income tax purposes. Under current U.S. tax laws, when you exercise a purchase opportunity, the difference (if any) between the exercise price and any higher Appraisal Price of the Common Stock at the time of the exercise is considered ordinary taxable income. The Company is required to withhold taxes at the time of the exercise. These include U.S. income taxes, social security taxes (if appropriate), and applicable state income and unemployment taxes (depending on the state in which you are employed). Based on present law, 38% of the "spread" between exercise price and Appraisal Price is normally withheld by the Company and applied toward these taxes. This is not necessarily the entire amount of tax that you will owe as a result of this exercise. Additional tax, including additional withholding and estimated tax payments, may be required to meet your full tax liability due to this exercise. You should discuss your particular situation with your tax advisor.

18. Q: Will the Company report to the U.S. IRS the taxable income (if any) that I realize upon the exercise of my purchase opportunity?

    A: For U.S. based employees, the taxable income (if any) and the taxes withheld will be reported on your W-2 form for the year in which the purchase occurs. The purchase occurs at the time your completed exercise forms and your purchase price payment are received and processed by the Company.

       For example, if your exercise forms and purchase price payment for the purchase opportunity are received by the Company in December 1997, the taxable income and the taxes collected will be reported on your W-2 form for 1997; and if they are received in January 1998, the taxable income and the taxes collected will be reported on your W-2 form for 1998. You may wish to consult with your tax advisor when considering the time to exercise a purchase opportunity.

19. Q: Can I compute the amount of withholding tax I must deposit with the Company prior to exercising a purchase opportunity?

    A: Yes. A portion of the exercise form (included in this prospectus as Annex B) leads you through the computation of the estimated amount to be withheld or collected to cover applicable taxes.

20. Q: How are estimated withholding taxes applied?

    A: It is possible (depending on your personal situation and the state in which you are employed) that the amount estimated at 38% to be withheld or collected will not be sufficient to cover the actual taxes the Company is required to withhold at the time of exercise. In such event, additional taxes may be withheld from subsequent paychecks. If the actual amount required to be withheld is less than the estimated amount, the difference will be refunded in a subsequent paycheck.

21. Q: How can I sell shares of Common Stock that I currently own to pay the purchase price?

    A: You may sell shares of Common Stock that you have owned for at least six months in the internal market that is being conducted concurrently with the December 15 - January 15 exercise period (See Question 37). If you exercise your purchase opportunity during such internal market period, you may have the cash proceeds of such sale applied to pay all or a portion of the purchase price. The necessary forms and instructions are included in Annex B.

22. Q: What are the tax consequences if I sell Class B shares to raise cash to exercise my purchase opportunity ?

    A: For U.S.-based employees, the sale of Common Stock is a taxable event. In most cases, any gain or loss upon disposition of shares (measured by reference to the Appraisal Price of the shares on the date of exercise) may be treated as capital gain or loss. The tax consequences of selling shares are not affected by whether or not you use the proceeds of such sale to exercise other purchase opportunities. Taxes due from the sale of shares must be paid in addition to the taxes due on the exercise of purchase opportunities. Again, you are urged to discuss your particular situation with your tax advisor.

23. Q: Can I borrow money to purchase the shares covered by my purchase opportunity?

    A: Yes. Generally, if you wish to borrow money to purchase shares, you must make your own financing arrangements with outside lenders.

24. Q: Will I receive a stock certificate for the shares of Common Stock that I purchase?

    A: No. All shares will be issued in uncertificated form. You will receive a profile report in place of a certificate after each transaction.

25. Q: Can I have the shares registered jointly in my name and my spouse's name?

    A: Yes, you can register shares in the names of you and your spouse as joint tenants, provided both you and your spouse sign the exercise form. (Introduction to the Stockholders' Agreement)

26. Q: Will I receive dividends on the Common Stock?

    A: If the Board of Directors declares a dividend, holders of Common Stock on the dividend record date will be entitled to receive that dividend.

27. Q: Will I be entitled to vote on any matters submitted to a vote of ARAMARK Corporation stockholders?

    A: Yes, you will generally be free to vote your shares in any manner you choose on any matters properly presented to the stockholders. (Section 16.04)

28. Q: May I transfer my shares of Common stock?

    A: Generally, you may not sell or otherwise transfer your shares of Common
       Stock (other than in certain limited instances). (Section 2.01)

29. Q: May I transfer my shares of Common Stock for estate or tax planning purposes?

    A: Yes. You may transfer your shares for estate or tax planning purposes as gifts to your spouse, child, grandchild or parent or a trust for the benefit of any of them or to a qualifying charitable organization. You may also make other transfers to your family members, their trusts or other entities if the transfer is approved by the Company's Board of Directors. (Section 3.01)

30. Q: Are these permitted transfers subject to any conditions?

    A: Yes. The transferee must sign a document confirming that he or she is acquiring the shares subject to all the terms and conditions of the Stockholders' Agreement, and such document must be delivered to and approved by the Company before the transfer. (Section 2.03(a))

31. Q: When will I be able to transfer my shares freely without having to comply with the restrictions on transfer contained in the Stockholders' Agreement?

    A: Generally, the Stockholders' Agreement will continue in force unless the stockholders who are parties to the Agreement and the Company vote to terminate or change it. (Section 11)

32. Q: May I pledge my shares of ARAMARK Common Stock?

    A: Yes, you may pledge your shares to a commercial bank, savings and loan institution or any other lending or financial institution as security for your indebtedness. However, you may do so only if the lender agrees that, upon realization of its security, the lender will dispose of the shares only in compliance with the terms of the Stockholders' Agreement. (Section 3.02).

33. Q: Will the pledged shares be subject to the Stockholders' Agreement?

    A: Yes.

34. Q: Will I be able to sell pledged shares in the internal market or under the Emergency Buyback Program?

    A: Yes.

35. Q: Will I be able to sell shares back to the Company?

    A: Yes. Primarily, you will be able to sell your shares to the Company in the internal market. Secondly, the Company provides an Emergency Buyback Program to accommodate certain limited instances when unanticipated emergencies arise. The Company anticipates that the combination of the internal market and the emergency buyback program should provide adequate liquidity to all management investors on an orderly and equitable basis. The Company also provides an offer-to-sell procedure for the shares that could be utilized. These three methods for realizing liquidity are described more fully below (See Questions 37, 38 and 39). Of course, the ability of the Company to repurchase any shares is subject to the Company's continued strong operating and financial performance. (Section 3.03)

36. Q: Will the Company inform me prior to the time that I purchase from the Company (through the exercise of a purchase opportunity or otherwise) or sell to the Company (in the internal market or otherwise) any of my shares of stock of any pending or potential transaction that could increase or decrease the value of the stock?

    A: No. The Company will not disclose any pending or potential transaction in connection with your decision to purchase from or sell to the Company any shares of Company stock owned by you. It is in the best interests of the Company and the stockholders taken as a whole for the Company to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for the Company concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the shares. The Company does not disclose publicly its projections or the status of any transaction that may be under consideration. (Section 8)


37. Q: What is the internal market?

    A: The internal market is a process whereby the Company, on a periodic basis, offers to purchase some of your shares of Common Stock. At the time of the offer, each management owner will then be able to decide whether to accept or reject the offer. The internal market provides the primary way for management owners to sell some of their stock holdings.

        The Internal Market Policy approved for 1998 consists of four quarterly repurchase periods, and subject to further review and approval by the Board of Directors prior to each subsequent annual offering, is as follows:

        Offering           December 15 to January 15;  March 15 to April 15;
        Periods:           June 15 to July 15; September 15 to October 15.

        Offerees:          All management owners.

        Purchase Price:    The most recent available Appraisal Price
                           as of: December 1, March 1, June 1, September 1.

        Payment Terms:     Cash

        Individual         Up to $50,000 or, if greater, 10% of shares owned
        Guideline for      (up to a maximum of $150,000); after Share 100, up to
        each Offering      $250,000. Requests for larger sales can be made by
        Period:            contacting either Marie Paschall (215-238-3194)
                           or William Bourne (215-238-3213).

        Required           Shares owned for less than six months are not
        Holding Period:    eligible for resale in the internal market.

38. Q: What is the Emergency Buyback Program?

    A: From time to time there may be compelling circumstances when an unanticipated emergency arises which may cause a management owner to request the Company to repurchase Class B shares. Each request will be reviewed individually, taking into account all relevant circumstances.

39. Q: Will I be able to sell my shares in any other way?

    A: The anticipated normal procedure for selling shares is through the internal market. However, you could also offer a portion of your shares to the Company at the current Appraisal Price of the Common Stock. In the event your shares were not purchased by ARAMARK you could offer to sell your shares within the next 90 days to a third party who agreed to abide by all the terms of the Stockholders' Agreement, on the same terms offered to ARAMARK. (Section 4) Upon termination for any reason, subject to the Company's right to Call your shares (See Question 40), you could offer to sell your shares as described above.

40. Q: If my employment with the Company and its subsidiaries is terminated for any reason, does the Company have the right to require me to sell my shares to the Company?

    A: Yes. This right of the Company to require you to sell your shares is described as a "Call." At any time during the 10 years following the termination of your employment the Company has the right to Call any or all of your shares and any or all of the shares of all of your permitted transferees. The Company's intention is to exercise promptly its Call right for all shares if you are terminated for any reason. (Section 6)

41. Q: Do the Call rights apply to a termination of my employment with ARAMARK and its subsidiaries which is beyond my control?

    A: Yes. The Call rights apply to all terminations of employment with ARAMARK and its subsidiaries without regard to cause, including death, permanent and complete disability, voluntary or involuntary termination of employment and retirement.
       For example, if ARAMARK were to sell the division or subsidiary in which you work, then the Call rights would apply even though you were continuing to work in the same division or subsidiary, unless deemed that the surviving entity is considered an affiliate.
       (Section 6)

42. Q: How will I be paid for my shares when they are Called?

    A: The Company, in almost all cases, will purchase your shares at the Appraisal Price of the Common Stock in effect as of your date of termination of employment, without interest. However if the Company gives notice it is exercising the Call more than 120 days after the time of termination of employment, the Company will repurchase your shares at the lesser of the Appraisal Price at the time of termination plus 8% simple interest to the time of such notice, or the Appraisal Price at the time of such notice. Under the terms of the Stockholders' Agreement, payment will be in cash up to the least of 10% of the shares called, $100,000, or your highest base salary, with the remainder paid in installment notes. (Section 6.02)

43. Q: What if ARAMARK cannot repurchase my shares pursuant to the exercise of a Put or a Call because it would cause a default under one of ARAMARK's loan agreements or would violate applicable law?

    A: Your shares would be repurchased on the earliest practicable date when such repurchase could be effected in compliance with such loan agreement and applicable law. The price to be paid could be affected because of such delay. (Section 10.01)

44. Q: If I voluntarily terminate my employment, the Company has the right to call my shares of Common Stock. Will the Company inform me prior to the time I terminate my employment of any pending or potential transaction that could increase the value of the Common Stock?

    A: No. The Company will not disclose any pending or potential transaction in connection with your decision to terminate your employment (or in connection with your decision to exercise a Put or in any other circumstance). It is in the best interests of the Company and the stockholders taken as a whole for the Company to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for the Company concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the shares. The Company does not disclose publicly its projections or the status of any transaction that may be under consideration. (Section 8)

45. Q: Will I be able to require the Company to repurchase shares?

    A: Generally, no. However, upon your death, Complete Disability or Normal
       Retirement, you or your estate, as appropriate, subject to the Company's financing agreements, can require the Company to purchase up to 30% of your shares. This right to require the Company to purchase shares is described as a "Put." The Company will be required to purchase these shares for cash at the current Appraisal Price of the Common Stock. The Company intends to purchase ("Call") your remaining shares (See Question 40). However, in the event the Company does not Call your shares, then you could offer to sell the remaining shares (See Question 39). (Section 5)

46. Q: What is the Stock Repurchase Policy?

    A: The Company's Stock Repurchase Policy provides for payment terms that are generally more favorable to you than the payment terms provided for in the Stockholders' Agreement. The Policy may be amended, discontinued or varied for all repurchase transactions generally or for any specific repurchase transaction at any time by the Company without notice. The Policy does not affect the total repurchase price which you will be paid for your shares.

       The total repurchase price will be paid in an initial cash payment of a minimum of $125,000 (or your total holdings, if less) with the remainder, if any, payable in promissory notes.

                         ABOUT THIS PROSPECTUS

        This prospectus relates to a maximum of 18,823,703 shares of the Common Stock , $.01 par value ("Common Stock" or "Class B Common Stock"), of ARAMARK Corporation ("ARAMARK" or the "Company") being offered to eligible employees of the Company and its subsidiaries under the ARAMARK Ownership Program (the "Program"). The Program consists of the 1984 Stock Option Plan (the "1984 Option Plan"), the 1987 Stock Option Plan (the "1987 Option Plan") and the 1991 Stock Ownership Plan (the "1991 Ownership Plan"). The latter two Plans have been combined into the Combined Stock Ownership Plan.

                         THE ARAMARK OWNERSHIP PROGRAM

        We have designed the ARAMARK Ownership Program (the "Program") to provide an opportunity for selected management employees of the Company and its subsidiaries to acquire an ownership interest in the Company and thereby give them a more direct and continuing interest in the future success of the Company's business.

        Under the Program, the direct ownership in the Company has increased from 62 original management investors in 1984 to approximately 1,300 management investors today owning approximately 51% of the equity. In addition, at October 3, 1997, management employees held stock purchase opportunities and stock options for an additional 8,944,212 shares.

        The Company's senior management believes that management ownership has significantly contributed to the Company's success, and intends to continue to use the Program to expand both the number of management investors and their percentage ownership.

        The Program has used or uses the 1984 Stock Option Plan and the Combined Stock Ownership Plan. These Plans allow the Company to offer, and under the Program the Company has offered, stock purchase opportunities to selected employees in three different ways: the direct sale of shares, the grant of stock purchase opportunities, and the grant of stock options.

        This prospectus relates to the grant and exercise of expanded stock purchase opportunities. Through expanded stock purchase opportunities, the Company granted to management employees an opportunity to invest in the Company.

        1984 Option Plan. The Board of Directors adopted and the stockholders approved the 1984 Option Plan in December 1984 in connection with the management buyout. The stockholders approved amendments to the Plan in February 1987. The Plan provides for the issuance of shares of Common Stock through the granting of incentive stock options and/or non-qualified options. On October 3, 1997, 515,252 options were outstanding under the Plan. No additional options can be granted under the Plan.

        1987 Option Plan. The Board of Directors adopted the 1987 Option Plan in May 1987 and stockholders approved the Plan in February 1988. In February 1996, the Plan became part of the Combined Stock Ownership Plan. The Plan provides for the issuance of up to 8,813,191 shares of Common Stock through the granting of incentive stock options and/or non-qualified options. On October 3, 1997 2,489,206 options were outstanding under the Plan. No additional options can be granted under the plan.

        1991 Ownership Plan. The Board of Directors adopted the 1991 Ownership Plan in November 1991 and amended it in 1994. Stockholders approved the Plan in February 1995. In February 1996, the Plan became part of the Combined Stock Ownership Plan. The Plan provides for the issuance of up to 21,155,259 shares of Common Stock through the granting of non-qualified options. On October 3, 1997 5,767,254 options were outstanding under the Plan and 9,804,491 shares were available for the grant of future options.

        Combined Stock Ownership Plan. The Board of Directors adopted in 1995 and the stockholders approved in February 1996 the Combined Stock Ownership Plan which amends and combines the 1987 Stock Option Plan and the 1991 Stock Ownership Plan.

        1996 Directors Stock Ownership Plan. The Board of Directors approved the Directors Plan in February 1996. The Directors Plan provides for the issuance of up to 250,000 shares of Common Stock through the granting of nonqualified options to directors who are not employees of the Company. On October 3, 1997, 172,500 options were outstanding under the Directors Plan and 75,000 were available for the grant of future options. This prospectus does not relate to the grant or exercise of stock purchase opportunities under the Directors Plan, and references to the Plans do not include the Directors Plan.

        In accordance with the terms of the Plans, the purchase price for shares subject to purchase opportunities granted under the Plans will not be less than the fair market value of the shares (based upon the most recent available independent appraisal) on the date of the grant. Shares issued pursuant to the Plans are subject to the Stockholders' Agreement. The Plans provide that the terms of options and purchase opportunities outstanding under the Plans and the number of shares authorized under the Plans will be appropriately adjusted upon the declaration of stock dividends and upon the occurrence of certain other events.

        The Plans grant certain authority to the Human Resources, Compensation and Public Affairs Committee (the "Committee") which consists of six members of the Board.

        The Committee is authorized to grant purchase opportunities and to determine the number of shares to be offered thereby to each selected key employee. The term "key employee" is not defined in the Plans, and subject to the express provisions of the Plans, the Committee has complete authority to determine the employees who receive purchase opportunities thereunder. As a result, the number of employees eligible to participate in the Plans is not determinable.

        Purchase opportunities generally are not transferable. No purchase opportunity can be subject to attachment, execution or levy of any kind. Each purchase opportunity shall be exercisable only by the employee to whom it is granted and only while an employee of ARAMARK or a subsidiary (or any other entity in which ARAMARK continues to own an equity interest and which the Board of Directors designates).

        ARAMARK will use the net proceeds from the sale of shares pursuant to exercises of purchase opportunities for general corporate purposes.

        The Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974 and are not "qualified" within the meaning of
Section 401(a) of the Internal Revenue Code.

        The Board of ARAMARK or the Committee may establish appropriate procedures for the administration of the Plans. It may also include at the time a purchase opportunity is granted such additional terms and conditions as it deems desirable to the extent such are not inconsistent with the Plans. The decision of the Committee, or the Board for certain matters described in the Plans, shall be final and binding upon all persons in interest, including employees, ARAMARK and its stockholders.

        The Board may amend the Plans from time to time as it deems desirable, except that certain amendments would require stockholder approval.

        Neither the Plans nor any purchase opportunity granted under the Plans gives any employee the right to continue in the employ of ARAMARK or its subsidiaries or limits in any respect the right of ARAMARK or any subsidiary to terminate such employee.

        The appraised fair market value of the Common Stock, as of December 1, 1997, was $24.90. Houlihan Lokey Howard & Zukin ("Houlihan"), a professional independent appraiser, provided the appraisal of the fair market value of the shares of Common Stock. Such appraisal was based on the financial condition and results of operations of ARAMARK, a comparison of ARAMARK with other companies with similar characteristics, and other factors prevailing at the time it made such determination.

        The Company has paid fees of approximately $115,000 plus reimbursement of certain expenses to Houlihan for appraisal services rendered to the Company during the 12 months prior to the date of this prospectus. In addition, the Company has agreed to indemnify Houlihan against certain liabilities which it might incur in connection with the preparation of the appraisal referred to above or otherwise as a result of the services which it rendered.

                        U.S. INCOME TAX CONSIDERATIONS

        The following discussion is not intended to be a complete statement of the U.S. income tax consequences of the granting and exercise of purchase opportunities pursuant to the Plans or the disposition of shares acquired upon exercise of such purchase opportunities. Because of the complexities of the U.S. income tax law, you are urged to consult your own tax advisor. If you are a non U.S.-based employee, you should consult with your tax advisor about tax law requirements in your country.

        ARAMARK understands that, under current U.S. income tax laws, (i) no income will be recognized to the employee at the time of grant, (ii) upon exercise of a purchase opportunity , the employee must treat as ordinary income the difference, if any, between the exercise price and any higher fair market value of the Common Stock on the date of exercise, and (iii) assuming the shares received upon exercise of such purchase opportunity constitute capital assets in the employee's hands, any gain or loss upon disposition of shares (measured by reference to the fair market value of the shares on the date of exercise) may be treated as capital gain or loss. These results would apply whether or not shares are disposed of by the employee to raise cash to exercise purchase opportunities. The Company is required to report to the IRS the amount of gross proceeds received from the disposition of stock and the employee is required to report that amount in his/her tax return. None of the income from exercise of purchase opportunities or gain from the sale of stock acquired through exercise of such purchase opportunities would be an item of tax preference subject to AMT.

        ARAMARK further understands that income recognized upon the exercise of a purchase opportunity is subject to tax withholding and that it is obligated to withhold or collect an amount equal to a portion of the tax applicable to such income. (Federal Government requires at least 28%.) Consequently, ARAMARK requires the exercising employee to deposit with ARAMARK the amount of taxes required to be withheld or collected. The Company is required to report to the IRS the amount of ordinary income generated by the exercise of a purchase opportunity by including that amount as compensation in the employee's form W-2, and the employee is required to report that amount in his/her tax return.

                       DESCRIPTION OF EQUITY SECURITIES

General

        The authorized capital of the Company consists of 185,000,000 shares, which includes 150,000,000 shares of Common Stock, Class B, par value $.01 per share ("Common Stock" or "Class B Common Stock"); 25,000,000 shares of Common Stock, Class A, par value $.01 per share ("Class A Common Stock"); 10,000,000 shares of Series Preferred Stock, par value $1.00 per share ("Series Preferred Stock"). As of October 3, 1997, 20,450,100 shares of Class B Common Stock were issued and outstanding (not including 9,361,242 shares subject to options, installment stock purchase opportunities and deferred stock units granted and outstanding under the Company's Plans), and 1,961,413 shares of Class A Common Stock were issued and outstanding. No shares of series preferred stock are issued and outstanding.

        Management investors (approximately 1,300 persons at the date of this prospectus) hold all of the shares of outstanding Class B Common Stock of the of the Company (the "Certificate of Incorporation") and the By-Laws of the Company, as amended. The summary is qualified in its entirety by reference to such documents filed as exhibits to the Registration Statement of which this prospectus is a part.

The Class A Common Stock and the Class B Common Stock

        Voting. Each share of Class A Common Stock and each share of Class B Common Stock entitles the holder thereof to one vote on all matters submitted to the stockholders.

        All actions submitted to a vote of stockholders are voted upon by holders of Class A Common Stock and Class B Common Stock voting together except that the holders of Class A Common Stock and Class B Common Stock vote separately as classes with respect to amendments to the Company's Certificate of Incorporation that may alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely, and such other matters as may require class votes under the Delaware General Corporation Law.


        There is no provision in the Certificate of Incorporation permitting cumulative voting.

        Dividends and Other Distributions (including Distributions upon Liquidation of the Company). Dividends on the Class A Common Stock and the Class B Common Stock are paid when, as and if declared by the Board of Directors and permitted under the Company's loan agreements. In respect of rights to dividends and other distributions in cash, stock or property of the Company (including distributions upon liquidation of the Company, after provision for creditors of the Company and any shares of the Company's capital stock having a preference on liquidation, dissolution or winding up of the Company), each share of Class A Common Stock is entitled to ten times the dividends and other distributions payable on each share of Class B Common Stock when, as and if such dividends or distributions may be declared and/or paid; provided, however, that in the case of dividends or other distributions payable on the Class A Common Stock and the Class B Common Stock in capital stock of the Company other than Preferred Stock, including distributions pursuant to split-ups or divisions of the Class A Common Stock or the Class B Common Stock, only Class A Common Stock is distributed with respect to Class A Common Stock and only Class B Common Stock is distributed with respect to Class B Common Stock. In no event may either Class A Common Stock or Class B Common Stock be split, divided or combined unless the other is split, divided or combined equally.

        Convertibility. The Class A Common Stock is not convertible. Subject to the prior approval of the Board of Directors, the Class B Common Stock is convertible at all times, in whole or in part, and without cost to the stockholder, into Class A Common Stock on the basis of ten shares of Class B Common Stock for each share of Class A Common Stock. Only full-time employees and directors of the Company (and their Permitted Transferees while the transferor is a full-time employee or director) may hold Class B Common Stock. Upon any holder of Class B Common Stock ceasing to be a full-time employee or director of the Company, such holder's Class B Common Stock automatically converts into Class A Common Stock, on the basis of ten shares of Class B Common Stock for each share of Class A Common Stock. The Board of Directors may at any time order the conversion of all the Class B Common Stock into Class A Common Stock on a ten-for-one basis. No fractions of shares of Class A Common Stock would be issued on such conversion, but rather such amounts would be paid in cash based on the market value (or, if the Company is not publicly traded, the last appraised value) of the Class B Common Stock.

        Other. The Class A Common Stock and Class B Common Stock do not carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company of any class or any other securities convertible into shares of stock of the Company.


                                    EXPERTS

        The audited consolidated financial statements and related notes and schedules included in the Company's Annual Report on Form 10-K for the year ended October 3, 1997, incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report also incorporated herein by reference. The financial statements and schedules referred to above have been incorporated by reference herein in reliance upon the reports of said firms and upon the authority of said firms as experts. Subsequent audited financial statements of the Company and the reports thereon of the Company's independent public accountants, to the extent incorporated herein by reference, also will be so incorporated in reliance upon the reports of those accountants and upon the authority of those accountants as experts to the extent such accountants have audited those financial statements and consented to the use in this prospectus of their reports thereon.

        The appraisal of Houlihan Lokey Howard & Zukin, independent securities appraisers, and references thereto included in this prospectus have been included herein in reliance upon the authority of said firm as an expert in securities valuations.

                      DOCUMENTS INCORPORATED BY REFERENCE

        The SEC permits us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to part of this prospectus, except for information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our Company and its finances.

(1) the Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year of the annual report referred to in (1) above.

(3) All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                                      OF

                              ARAMARK CORPORATION


        AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT dated as of the 14th day of December, 1994, which further amends and restates the Amended and Restated Stockholders' Agreement dated as of December 14, 1984 (the "Agreement"), by and among ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation ("ARAMARK"), and the parties identified on the books of ARAMARK as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors."

        In consideration of the terms and conditions herein contained, the parties hereto mutually agree as follows:

        The parties hereto (other than ARAMARK) and any other person who hereafter acquires equity securities of ARAMARK pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement are sometimes hereinafter referred to collectively, as the "Stockholders" or, individually, as a "Stockholder." The Management Investors and the Individual Investors are sometimes hereinafter referred to collectively as the "Investor Group." Institutional Investors and Individual Investors are sometimes hereinafter referred to collectively as "Outside Investors." Unless otherwise explicitly set forth herein, the term "Management Investors" shall mean only those individuals so identified on the books of ARAMARK, exclusive of such individuals' respective heirs, Permitted Transferees (as identified on the books of ARAMARK) or other Transferees (as defined in Section 2.03(a) hereof); provided that the Board of Directors of ARAMARK may, from time to time and in its sole discretion, designate any Stockholder then employed by ARAMARK or its Subsidiaries a "Management Investor." Stockholders who are Permitted Transferees are identified as such on the books of ARAMARK, along with the identity of their respective transferors. Where a full-time employee or director has acquired or acquires equity securities of ARAMARK in joint tenancy with their spouses or in any other manner other than sole direct ownership, such employee or director is deemed to be a Management Investor and such record owner is deemed to be his or her Permitted Transferee.

        A Transferee who is not already a party to this Agreement, by executing the document referred to in Section 2.03(a) hereof, shall thereby become entitled to the benefits of this Agreement and shall be deemed to be an "Institutional Investor", except: if such Transferee is an employee of ARAMARK, then he or she shall be deemed to be a "Management Investor"; if such Transferee is a Transferee pursuant to Section 3.01 of an Individual Investor, then he or she shall be deemed to be an "Individual Investor"; if such Transferee is a Transferee pursuant to Section 3.01 of a Management Investor (or of his or her Permitted Transferee), then he or she shall be deemed to be a "Permitted Transferee" of such Management Investor. Determination of the classification of a Stockholder by the Board of Directors shall be conclusive and binding on all parties hereto.

        ARAMARK's Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and Class A Common Stock, par value $.01 per share ("Class A Common Stock") are collectively referred to herein as the "Common Stock," and when so referred to shall be treated as one class to which all the provisions of this Agreement apply.

        Pursuant to ARAMARK's Restated Certificate of Incorporation (the "Certificate of Incorporation"), upon the termination of employment of a Management Investor, the shares of Class B Common Stock held by such Management Investor and his or her Permitted Transferees shall be converted into shares of Class A Common Stock; and upon any transfer of shares of Class B Common Stock in accordance with the terms of this Agreement other than to a Management Investor or Permitted Transferee of a Management Investor, such shares shall be converted into shares of Class A Common Stock. Shares so converted shall continue to be subject to the terms and conditions of this Agreement.

        For purposes of this Agreement only, the employment of a Management Investor shall be deemed terminated if he or she shall cease to be a director or an active, full-time employee of ARAMARK or its Subsidiaries. Such termination of employment shall not change the designation of such person as a Management Investor.

        The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock, including issued and outstanding shares of Common Stock as well as shares of Common Stock which may


                                     A-1
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT be issued hereafter, or which may become issuable pursuant to the exercise of options, and to provide for certain rights and obligations with respect thereto as hereinafter provided.

1.      Certain Definitions.

        1.01 "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

        1.02 "Appraisal Price" of shares of Common Stock shall mean the fair market value of such shares, as determined by an Appraiser according to the most recent existing appraisal of shares of Common Stock, which appraisal shall be as of a date not more than six months prior to the use thereof. Such determination by the Appraiser shall be conclusive and binding on all Stockholders and ARAMARK. With respect to shares of Class A Common Stock resulting from the conversion of shares of Class B Common Stock pursuant to the terms of the Certificate of Incorporation, the "Appraisal Price of (an equivalent number of) shares of Class B Common Stock" shall mean the Appraisal Price, had the conversion not occurred, of such shares of Class B Common Stock.

        1.03 "Appraiser" shall mean a firm headquartered in the United States of nationally recognized standing in the business of appraisal or valuation of securities which does not own any stock of ARAMARK and which has been selected by the Board of Directors to act as an independent appraiser. The Board of Directors shall review its selection of an Appraiser annually.

        1.04 "Call" or "Called" shall mean ARAMARK's option to purchase Common Stock from the holder thereof referred to in Sections 6 and 7 hereof.

        1.05 "Completely Disabled" and "Complete Disability" shall mean a "permanent and total disability" as now defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.06 "Normal Retirement" shall mean voluntary termination of employment with ARAMARK after attaining the age of 60, on at least 90 days prior written notice of such termination, where the retiree does not intend to, at the time of termination, and in fact does not, engage in full-time employment following such termination other than employment that is with a governmental or a charitable, non-profit organization and that is not competitive with ARAMARK.

        1.07 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

        1.08 "Promissory Note" shall mean a subordinated installment note of ARAMARK substantially in the form of Exhibit A to this Agreement, with a stated annual rate of interest equal to the Applicable Federal Rate (as such term is defined in the Code) as of the issue date of the Promissory Note, as determined by ARAMARK; with equal annual installments of principal equal in amount to the least of (1) 10% of the original principal amount of the Promissory Note, (2) the Management Investor's highest annual base salary as an employee of ARAMARK, or (3) $100,000; and with the final installment of principal equal to the outstanding balance and due at the final maturity; and with the first installment of principal due on the April 15 or October 15 occurring closest to the first anniversary of the issue date of the Promissory Note; and with the final maturity no later than the tenth anniversary of the Management Investor's termination of employment; and with such other insertions as ARAMARK shall reasonably make.

        1.09 "Put" shall mean the option of the holder to cause ARA to purchase Common Stock referred to in Section 5 hereof.

        1.10 "Subsidiary" shall mean any corporation or other entity of which ARAMARK shall, directly or indirectly, own 50% or more of the equity, as determined for purposes of this Agreement by the ARAMARK Board of Directors and any other corporation or other entity in which ARAMARK shall directly or indirectly have an equity investment and which the ARAMARK Board of Directors shall in its sole discretion designate.

2.      Limitations on Transfers of Shares.

        2.01 Transfers Prohibited Unless Specifically Permitted. No Stockholder shall transfer any shares of Common Stock at any time, unless such sale, assignment, pledge or encumbrance or other transfer shall have been effected in accordance with the terms of Section 3, 4, 5, 6 or 7 of this Agreement. ARAMARK shall not transfer upon its books any shares of Common Stock held or owned by any of the Stockholders to any person except in accordance with this Agreement.



                                     A-2
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

        2.02 Inconsistent Agreements Prohibited. Unless approved by the Board of Directors, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to Common Stock nor shall any Stockholder enter into any stockholder agreement or arrangement of any kind with any person with respect to Common Stock inconsistent with the provisions of this Agreement (whether or not such agreement and arrangement is with other Stockholders or holders of Common Stock that are not parties to this Agreement), including but not limited to, any agreement or arrangement with respect to the acquisition, disposition or voting of shares of Common Stock, or act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

        2.03    Requirements for all Transfers.

             (a) Transferee Must Agree to be Bound by Agreement. Unless otherwise explicitly provided herein, no Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock to any person (all such persons, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") unless (a) such Transferee shall have executed, as a condition to its acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock, an appropriate document confirming that such Transferee takes such shares subject to all the terms and conditions of this Agreement and (b) such document shall have been delivered to and approved by ARAMARK prior to such Transferee's acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock. ARAMARK shall not unreasonably withhold or delay its approval of any such document.

             (b)Transfer Must Comply with Securities Laws. No Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Any Stockholder who proposes to sell, assign, pledge, encumber or transfer any shares of Common Stock may deliver to ARAMARK an opinion of counsel that such action would not result in any such violation or breach. The delivery of such opinion shall be deemed to establish compliance with the provisions of this Section 2.03(b) unless, within ten days after the receipt by ARAMARK of such opinion, counsel for ARAMARK shall deliver an opinion that such action would result in any such violation or breach (such opinion to state the basis of the legal conclusions reached therein).

             (c)Endorsement of Stock Certificates. Each certificate representing shares of Common Stock shall bear endorsements reading substantially as follows:

                       The securities represented by this certificate are subject to the right of the Corporation to repurchase such securities on the terms and conditions set forth in a Stockholders' Agreement dated as of December 14, 1984, as the same may be amended from time to time, a copy of which may be obtained from the Corporation or from the holder of this instrument. No transfer of such securities will be made on the books of the Corporation unless accompanied by evidence of compliance with the terms of such Agreement.

                   Such certificate shall bear any additional endorsement which may be required for compliance with federal or state securities or blue sky laws. In the case of uncertificated shares of Common Stock, the books of ARAMARK shall bear appropriate notations reflecting the foregoing.



                                     A-3
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

3.      Certain Permitted Transfers of Shares.

        3.01 Estate Planning Transfers, etc. Subject to the restrictions set forth in Section 2.03 and Section 4.06, a Stockholder shall be entitled to make the following transfers of shares of Common Stock: (A) if made for nominal consideration or as gifts: (i) any transfer or assignment to any one or more of the following relatives of the Stockholder - spouse, child, grandchild, parent - or to a trust of which there are and continue to be, during the term of this Agreement no principal beneficiaries other than one or more of such relatives; (ii) any transfer to any charitable organization which qualifies as such under Section 501 (c) (3) or any successor provision of the Code; (iii) any transfer to a legal representative in the event any Stockholder becomes mentally incompetent; (iv) any transfer of record title to any nominee or custodian, provided that the Stockholder so transferring such shares remains the beneficial owner thereof; (B) any transfer among members of a family, their trusts or other entities, if approved by the Board of Directors; (C) any transfer among Institutional Investors which became Stockholders in December 1984; and (D) with respect to a corporate or partnership Stockholder transfer between an Affiliate and such corporate or partnership Stockholder (it being understood with respect to such Affiliate that the later sale of such Affiliate as part of a sale or series of sales of substantial assets other than Common Stock would not constitute an indirect sale of Common Stock by such corporate or partnership Stockholder, and need not be made within the terms of this Agreement, provided that an officer of such institution certifies that such sale is not being undertaken to evade the transfer restrictions herein).

        3.02 Permitted Pledges. A Stockholder shall be entitled to pledge his or her shares of Common Stock to ARAMARK, a commercial bank, savings and loan institution or any other lending or financial institution as security for any indebtedness of such Stockholder to such lender; provided that such lender shall first agree not to dispose of such shares except in compliance with the provisions of this Agreement.

        3.03 Authority of Board of Directors to Approve Transfers; Actions by Board of Directors. Notwithstanding any other provision of this Agreement, the Board of Directors shall have the authority to approve any transfer, or class, category or type of transfer, of Common Stock. Such authority of the Board of Directors shall extend to, among other things, (i) the authority to create an internal market for shares of the Company's stock pursuant to which Management Investors would be offered the opportunity to sell a portion of their shares at the times and on the terms set by the Board of Directors, and (ii) the authority to waive entirely the restrictions (including, without limitation, restrictions relating to rights of first offer and reoffer, calls upon termination of employment and sales, transfers and other dispositions of shares) set forth in this Agreement which relate to Management Investors and which do not relate to Outside Investors. Any such approval may be revoked by the Board at any time without notice and such revocation shall be effective with respect to any action, including any or all transfers or proposed transfers, unless, prior to such revocation, the shares have been presented to the transfer agent for the purpose of registering such transfer, in proper form and satisfying the requirements of Section 8-401 of the Uniform Commercial Code or such other applicable law relating to the duty of an issuer to register securities transfers.

        The Board of Directors may delegate any and all authority it has under this Agreement to any committee thereof and/or to any authorized officer or agent.

4.      Rights of First Offer and Reoffer of Shares.

        4.01    Transfers by Management Investors.

             (a)A Management Investor or Permitted Transferee may sell shares of Common Stock, by complying with the terms of this Section 4. The selling Management Investor shall first give written notice (a "Management Investor's Notice") to ARAMARK stating such selling Management Investor's desire to make such transfer, the number of shares of Common Stock to be transferred (the "Offered Management Shares"), and the price which the selling Management Investor proposes to be paid for the Offered Management Shares, which proposed price shall not be greater than the Appraisal Price of (an equivalent number of) shares of Class B Common Stock (the "First Offer Price").

             (b)Upon receipt of the Management Investor's Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Management Shares at the First Offer Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Management Shares unless either (i) ARAMARK purchases all such Offered Management Shares, or (ii)


                                     A-4
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
             such selling Management Investor consents to the purchase of less than all of the Offered Management Shares. ARAMARK's option under this Section 4.01(b) shall be exercisable by a written notice to such selling Management Investor, given within 45 days from the date of receipt of the Management Investor's Notice.

        4.02    Transfers by Outside Investors.

             (a)An Outside Investor may sell shares of Common Stock, including pursuant to the registration rights under Section 2.1 of ARAMARK's Amended and Restated Registration Rights Agreement amended and restated as of April 7, 1988 (the "Registration Rights Agreement"), by complying with the terms of this Section
             4. The selling Outside Investor shall first give written notice (a "Seller's Notice") to ARAMARK stating such selling Outside Investor's desire to make such transfer, the number of shares of Common Stock to be transferred (the "Offered Investors' Shares"), and the price which the selling Outside Investor proposes to be paid for the Offered Investors' Shares (the "First Offer Investors' Price").

             (b)Upon receipt of the Seller's Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Investors' Shares at the First Offer Investors' Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Investors' Shares unless either (i) ARAMARK purchases all such Offered Investors' Shares, or (ii) such selling Outside Investor consents to the purchase of less than all of the Offered Investors' Shares. ARAMARK's option under this Section 4.02(b) shall be exercisable by a written notice to such selling Outside Investor, given within 45 days from the date of the receipt of Seller's Notice.

        4.03 Transfer of Offered Shares to Third Parties. If the Management Investor's Notice or the Seller's Notice (collectively, the "Notice") required to be given pursuant to Section 4.01 or 4.02, as the case may be, has been duly given, and ARAMARK determines not to exercise its option to purchase the Offered Management Shares or the Offered Investors' Shares (collectively, the "Offered Shares") or determines (with the consent of the Stockholder who has made the First Offer) to exercise its option to purchase less than all the Offered Shares, then the Stockholder who has made such First Offer shall be free, for a period of 90 days from the earlier of (i) the expiration of the option period with respect to such First Offer pursuant to Section 4.01 or 4.02, as the case may be, or (ii) the date such Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted under Section 4.01 or 4.02, as the case may be, to sell to any third-party Transferees the remaining Offered Shares, at a price equal to or greater than the First Offer Price, in the case of Management Investors or their Permitted Transferees, and the First Offer Investors' Price, in the case of Outside Investors; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Permitted Transferee, such Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval. Anything herein to the contrary notwithstanding, the 90-day period described in this Section 4.03 shall be extended until the completion of all sales pursuant to a registration statement, a request for which was made substantially concurrently with the Notice.

        4.04 Reoffers. In the event the proposed purchase price of a third-party Transferee for the Offered Shares is less than the First Offer Price or the First Offer Investors' Price, as the case may be, the Stockholder desiring to sell at such lesser price shall not sell or otherwise transfer any of the Offered Shares unless such selling Stockholder shall first reoffer the Offered Shares at such lesser price to ARAMARK by giving written notice (the "Reoffer Notice") to ARAMARK of such selling Stockholder's intention to make such transfer at such lower price (the "Reoffer Price"). ARAMARK shall then have an irrevocable and exclusive option to purchase all or part of the Offered Shares at the Reoffer Price, exercisable in the same manner as provided in Section 4.01 or 4.02, as the case may be. In the event ARAMARK does not then elect to purchase all the remaining Offered Shares, or ARAMARK elects (with the consent of the Stockholder desiring to sell) to purchase less than all the remaining Offered Shares, the remaining Offered Shares may be sold by such selling Stockholder within 30 days following the earlier of (i) the expiration of the option period with respect to such Reoffer pursuant to
Section 4.01 or 4.02, as the case may be, or (ii) the last date on which such selling Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted in


                                     A-5
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT this Section 4.04, at a price equal to or greater than the Reoffer Price; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Management Investor's Permitted Transferee, such Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval.

        4.05 Waiting Period With Respect to Subsequent Transfers. In the event that ARAMARK does not exercise its option to purchase any or all of the Offered Shares at the First Offer Price or the First Offer Investors' Price, as the case may be, or at the Reoffer Price, and the Stockholder desiring to sell shall not have sold the remaining Offered Shares to any Transferee for any reason before the expiration of the 30 day period described in Section
4.04 in the event of a Reoffer, or, if no Reoffer Notice is given, the 90 day period described in Section 4.03, then such selling Stockholder shall not sell any shares of Common Stock to any Transferee or other Stockholder (other than to Permitted Transferees pursuant to Section 3.01) at any price for a period of three months from the last day of such 30 or 90 day period, as the case may be.

        4.06    No Sales of Control.

             (a) Subject to Section 4.06(b) and except as provided in Section
             3.03 (transfers approved by the Board of Directors), no Person or group of Persons, as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934 (the "Exchange Act"), including for the purposes of this paragraph as part of such Person's group, Transferees pursuant to Section 3.01, shall become (whether through the purchase of shares pursuant to this Agreement or otherwise or through any other action) the holder, directly or indirectly, of 10% or more of either the outstanding shares of Class A Common Stock or the outstanding shares of Class B Common Stock. Any transaction resulting in a violation of this
             Section 4.06(a) shall be void, and of no effect against ARAMARK, and ARAMARK shall not record any such purported transfer on its books. Two or more Stockholders owning in the aggregate 10% or more of such outstanding shares shall not be deemed to be a group of Persons for the purposes of this Section 4.06 solely because such Stockholders are parties to this Agreement or because such Stockholders are related by blood or marriage and/or because such Stockholders are officers or directors of ARAMARK.

             (b)The provisions of Section 4.06(a) shall not apply to the acquisition by ARAMARK, directly or indirectly, of shares of Common Stock, notwithstanding that as a result of such acquisition any Person or group of Persons acting in concert would own 10% or more of such outstanding shares subsequent to such an acquisition, but shall apply to any subsequent acquisition or other action by such Person or group of Persons.

        4.07 Form of Consideration for Shares. No offer to purchase or to sell shares of Common Stock shall be deemed to be a valid offer under this Section 4 unless the purchase price of such offer is payable in cash or securities that can be readily valued by reference to quoted trading prices. The purchase price of shares upon exercise of an option under this Section 4 in respect of a Notice which specifies only cash as the form of consideration shall be payable only in cash.

        4.08 Merger Transaction. Subject to any applicable provisions of the Certificate of Incorporation or any loan agreement or instruments to which ARAMARK is a party, ARAMARK may enter into any agreement of merger to merge with or into any other corporation; and, in such event, Sections 4.01 through
4.07 of this Agreement shall not be applicable to such merger and all shares may be transferred for such consideration as approved by the Board of Directors and the Stockholders in accordance with applicable law.

        4.09 Transfers in a Public Offering. In the event a request is made under Section 2.1 of the Registration Rights Agreement for a demand registration, then the procedures set forth in Sections 4.02 through 4.05 shall be modified in the following respects:

             (a)Such request shall also provide the information required to be stated in a Seller's Notice, and shall also constitute a Seller's Notice.

             (b)Prior to the expiration of the 21 day period under the Registration Rights Agreement within which ARAMARK is to file a


                                     A-6
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
             registration statement covering the shares the holder of which requested a demand registration, ARAMARK shall have the irrevocable and exclusive option to buy all (and only all) of the Offered Investors' Shares at the First Offer Investors' Price, which shall be the proposed public offering price after reduction for commissions, discounts and the like.

             (c)In the event the public offering price (after reduction for commissions, discounts and the like) is more than 10% lower than the First Offer Investors' Price, or the number of shares included in the offering is reduced to less than 75% of the shares as to which the Seller's Notice was delivered (otherwise than by reason of a cut down by the Underwriter) then Section
             4.04 shall apply, but such section shall not otherwise apply to any sale pursuant to a registration statement.

             (d)In the event all of the Offered Investors' Shares are elected to be purchased, the demand registration shall be held in abeyance pending the closing of such purchase in accordance with this Agreement.

5.      Put of Shares upon Death, Complete Disability or Normal Retirement.

        5.01 Put in Event of Death, Complete Disability or Normal Retirement. Subject to any instruments or agreements of ARAMARK from time to time in effect restricting or otherwise governing the repurchase or retirement of shares of ARAMARK's capital stock (the "Loan Agreements") and to applicable law, unless a Call pursuant to Section 6.01 shall have been exercised by ARAMARK, upon the death, Complete Disability or Normal Retirement of any Investor Group member, at the option of such Investor Group member, such Investor Group member's estate, heirs or personal representative, and such Investor Group member's Permitted Transferees (other than Permitted Transferees specified in Section 3.01(A)(ii)) (collectively, the "Holders" of such Investor Group member's shares) and within 30 days of receipt by ARAMARK of a Seller's Notice from such Holders, which notice must be given within 30 days from the date of the appointment of a personal representative of such Investor Group member, the date he or she became Completely Disabled, or the date of his or her Normal Retirement, ARAMARK shall purchase from such Holders the shares of Common Stock held by such Holders specified in such Seller's Notice up to 30% of such shares so held at a purchase price determined in accordance with Section 5.02. ARAMARK shall be under no obligation to purchase such shares unless it shall have received a Seller's Notice from such Holders in accordance with this Section 5.01.

        5.02 Purchase Price of Put Shares. The purchase price for the shares of Common Stock purchased pursuant to Section 5.01 shall be the Appraisal Price of (an equivalent number of) shares of Class B Common Stock, for the shares of a Holder of a Management Investor's shares, and shall be the Appraisal Price of shares of Class A Common Stock for the shares of a Holder of an Individual Investor's shares. ARAMARK shall satisfy its obligation to purchase shares upon the exercise of any Put granted under Section 5.01 with cash.

6.      Call of Shares upon Termination of Employment.

        6.01 Call in Event of Termination. Unless the shares of Common Stock held by a Management Investor and his or her Permitted Transferees have been earlier sold pursuant to Section 4 (rights of first offer and reoffer), including the earlier recording of the transfer of such shares on the books of ARAMARK, ARAMARK shall have an exclusive and irrevocable option, at any time and from time to time during the period of 10 years following the termination of employment of such Management Investor for any reason whatsoever (including without limitation death, Complete Disability or Normal Retirement) to make a purchase or purchases of up to all of the shares of Common Stock owned by such Management Investor and his or her Permitted Transferees, at a purchase price, with respect to any such exercise, determined in accordance with Section 6.02.

        6.02 Purchase Price. The purchase price per share for any shares of Common Stock purchased pursuant to Section 6.01 shall be the lesser of (i) the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the time ARAMARK gives notice that it is exercising its Call option and (ii) the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the date of termination of employment, plus in the case where ARAMARK gives notice it is exercising its Call option more than 120 days after the date of termination of employment, 8% simple interest on such amount from the date of termination of employment through the date ARAMARK gives notice that it is exercising its Call option. ARAMARK shall satisfy its obligations to


                                     A-7
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT purchase shares upon the exercise of such Calls with cash up to the least of $100,000, or the Management Investor's highest annual base salary as an employee of ARAMARK, or 10% of the aggregate purchase price for such Called shares and, at the Company's option, with cash and/or Promissory Notes valued at their principal amount for the remainder.

7.      Involuntary Transfer of Shares.

        7.01 Certain Involuntary Transfers; Seller's Notice. Except for involuntary transfers (by foreclosure or otherwise) to ARAMARK of shares of Common Stock pledged to ARAMARK, in the event a Stockholder shall involuntarily transfer directly or indirectly any or all of his or her shares, for any reason other than as a result of those events specified in Section 6, such Stockholder shall give written notice within 30 days of such involuntary transfer (the "Stockholder Notice") to ARAMARK, with a copy to the Transferee, stating the fact that the involuntary transfer occurred, the reason therefor, the date of the transfer, the name and address of the Transferee and the number of shares acquired by the Transferee (the "Acquired Shares"). For purposes of this Section 7 an involuntary transfer shall include, without limitation, a court-ordered transfer, constructive trust or other device designed to transfer economic benefit of share ownership.

        7.02 Right to Repurchase. For a period of 60 days from the date of receipt of the Stockholder Notice or, failing receipt of such notice, 60 days from the date ARAMARK sends written notice to the Transferee that the transfer is deemed to be an involuntary transfer subject to repurchase under this Agreement, ARAMARK shall have an irrevocable and exclusive option to buy all of the Acquired Shares, exercisable in the same manner as provided in Section 4.01, and the provisions of such applicable Section shall be followed in their entirety except that the purchase price shall be as provided in Section 7.03.

        7.03 Purchase Price. The purchase price for shares purchased pursuant to Section 7.02 shall be payable in cash and shall be equal to the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the time ARAMARK gives notice that it is exercising its Call option.

8.      Limited Access to Information.

        8.01 No Duty to Disclose Information. Each of the parties to this Agreement acknowledges and agrees that it is in the best interests of ARAMARK and the Stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment and otherwise), and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the Common Stock. Each of the parties to this Agreement acknowledges and agrees that, at the time of a sale by a Stockholder of shares of Common Stock pursuant to this Agreement, there may have occurred or be proposed or pending an event or a transaction that could affect the Appraisal Price of the Common Stock, and that the Appraisal Price of the Common Stock (and, accordingly, the repurchase price) may be substantially less than the fair market value as of the current date, and further acknowledges and agrees that ARAMARK may have valid business reasons not to, and in any case shall not be required to, disclose any event or transaction that may have occurred or be proposed or pending at the time of any such sale.

        8.02 Sale of ARAMARK Following Call. In the event that any entity, person, or any group of persons acting in concert (excluding the Management Investors as a group), acquires in any manner shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock or in the event of the redemption or repurchase of all the shares of Common Stock in connection with a sale of all or substantially all the assets of ARAMARK, or the winding up, dissolution or liquidation of ARAMARK, within 90 days from the date of a sale pursuant to Section 6.01 then, subject to the Loan Agreements, ARAMARK and/or the purchaser of such shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock shall pay to the Holders whose shares have been so purchased the excess, if any, of the amount per share realized by ARAMARK's stockholders upon such acquisition, redemption, repurchase, winding up, dissolution or liquidation over the purchase price per share paid to such Holders pursuant to Section 6 less the interest paid on any Promissory Notes paid as consideration for such stock and less a financing cost for carrying such stock for any cash received, based on an interest rate equal to the rate paid by ARAMARK under the Loan Agreements at the date of payment hereunder, for the period from the date of payment to such Holders pursuant to Section 6 to the date of such acquisition, redemption, repurchase, winding up, dissolution or liquidation, for each share purchased by ARAMARK. Determination of whether or not any such payment is appropriate, and the amount of such payment, shall be made by the Board of Directors; and such determination shall be conclusive and binding on all parties hereto.



                                     A-8
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

9. No Right to Continued Employment. Neither this Agreement nor the ownership of Common Stock by a Management Investor shall confer upon any Management Investor any right to continue in the employ of ARAMARK or any of its Subsidiaries or limit in any respect the right of ARAMARK or its Subsidiaries to terminate his or her employment at any time.

10.     Closing.

      10.01 Closing Date; Purchase Price. Any selling Stockholder and ARAMARK, as purchaser, of shares of Common Stock pursuant to Section 4, 5, 6 or 7 shall mutually determine a closing date (the "Closing Date") which, unless this Agreement otherwise explicitly provides, shall be not more than 60 business days after ARAMARK gives notice that it will purchase such shares; provided, however, that absent agreement, the Closing Date shall be the business day determined by ARAMARK. In respect of shares of Common Stock distributed by any employee benefit plan upon termination of employment, the Closing Date shall be such date selected by ARAMARK consistent with the orderly administration of such plan.

      Notwithstanding anything in this Agreement to the contrary, the Closing Date may be delayed in any case in which ARAMARK cannot, in compliance with the Loan Agreements or applicable law, purchase any shares of Common Stock that it is otherwise obligated to purchase until the earliest practicable date when such closing may be effected in compliance with such Loan Agreements or applicable law. The closing shall be held at 11:00 a.m., local time, at the offices of ARAMARK or at such other time or place as the parties may agree.

      The determination date of the Appraisal Price shall be appropriately changed if the Closing Date is delayed in accordance with the foregoing paragraph.

      10.02 Shares No Longer Outstanding. If a selling Stockholder shall fail to deliver the certificates representing the shares of Common Stock to be sold or shall otherwise fail to perform any obligation required to be performed at the closing and ARAMARK shall have been ready to purchase such shares at the closing, then effective at the closing, such shares shall no longer be deemed to be outstanding, and all rights of the holder thereof as stockholder of ARAMARK (except the right to receive from ARAMARK the purchase price therefor) shall cease.

      10.03 Deliveries at Closing; Method of Payment of Purchase Price. On the Closing Date, any selling Stockholder shall deliver certificates with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Common Stock to be purchased, and ARAMARK, as purchaser shall deliver to such Stockholder the purchase price which is payable in cash (or by wire transfer or check) and the other consideration, if any, to be given in exchange for such shares. In addition, if the person selling shares is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his or her appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Code discharging the shares being sold from liens imposed by the Code and (iii) an estate tax waiver issued by the state of the decedent's domicile.

11. Term. The terms and provisions of this Agreement which relate to Management Investors may be terminated by an instrument in writing signed by Management Investors who hold, in combination with their Permitted Transferees, at least the majority of the Common Stock held by Management Investors and their Permitted Transferees and by ARAMARK. The terms and provisions of this Agreement which relate to Outside Investors shall terminate on April 7, 2008 or, if earlier, on the closing date of the first to occur of
(i) any merger or other business combination of ARAMARK with or into any other corporations, except a merger or other business combination in which the stockholders of ARAMARK immediately prior thereto constitute more than a majority of the stockholders (by value of equity securities held) following such merger, and (ii) the sale of shares of Class A Common Stock to the public pursuant to an underwritten, registered public offering under the Securities Act of 1993, as amended (the "Securities Act") as a result of which offering the public (including for this purpose all purchasers in the underwriting irrespective of any relationship with ARAMARK) owns 10% or more of the outstanding shares of Class A Common Stock, provided such shares have a fair market value equal to at least $25,000,000 at the time of the offering.

      Notwithstanding the foregoing, the restrictive terms and provisions set forth herein with respect to the rights and obligations of Management Investors shall terminate, effective upon or after the occurrence of a public offering pursuant to clause (ii) above, to the extent the existence of such terms and provisions would impair the ability of ARAMARK to list its Common Stock on the New York Stock Exchange or, in the written opinion of the lead underwriter, significantly impair the value of the Common Stock proposed to be sold in a public offering.



                                     A-9
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

12. Registration of Common Stock. In the event of any registration under the Securities Act and public offering of Common Stock, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase the authorized number of shares of Common Stock and, if necessary, to subdivide the outstanding shares of Common Stock of ARAMARK, in both instances as recommended by a majority of the members of the Board in order to effectuate such public offering.

13. Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

14. Notices. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either personally, or by mailing the same in a sealed envelope, first-class mail, postage prepaid, addressed to ARAMARK at its principal offices to the attention of the General Counsel and to the other parties at their addresses reflected in the stock records of ARAMARK, or sent by telegram, telex, telecopy or similar form of telecommunication. Each Stockholder, by written notice given to ARAMARK in accordance with this Section 14 may change the address to which notices, statements, instructions or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of mailing.

15. Cooperation. ARAMARK agrees that it will use all reasonable efforts under the circumstances to help any Stockholder desiring to dispose of its Common Stock pursuant to the provisions of this Agreement to do so.

16.   Miscellaneous.

      16.01 Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. The provisions of this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons. If any Transferee of any Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

      ARAMARK may assign to any other Person its rights with respect to any specific transaction pursuant to Section 4, 5, 6 or 7, provided that Person complies with the provisions of Section 2.03.

      16.02 Governing Law. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed in such State.

      16.03 Headings. Paragraph headings are inserted herein for convenience only and do not form a part of this Agreement.

      16.04 Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by the holders of at least three-fourths of the Common Stock held by the Institutional and Individual Investors (taken as a whole), and by Management Investors who hold (in combination with their Permitted Transferees) at least a majority of the Common Stock held by Management Investors and their Permitted Transferees, and by ARAMARK. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of ARAMARK to meet within 30 days following such amendment or modification or as soon thereafter as is practicable for the purpose of amending the Certificate of Incorporation and By-Laws of ARAMARK, as may be required as a result of such amendment or modification, and proposing such amendments to the stockholders of ARAMARK entitled to vote thereon, and such action shall be the first action to be taken at such meeting.



                                     A-10
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

      This amended and restated Agreement shall become effective upon the later of (i) December 14, 1994 and (ii) the date ARAMARK has received and holds duly executed (and not previously rescinded) instruments in writing approving such amended and restated Agreement from the required parties as provided in this Section 16.04.

      16.05 Inspection. A copy of this Agreement shall be filed with the Secretary of ARAMARK and kept with the records of ARAMARK and shall be made available for inspection by any stockholder of ARAMARK at the principal offices of ARAMARK.

      16.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Omitted]












                                     A-11
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                                                     EXHIBIT A
                                                      (to Amended and Restated
                                                      Stockholders' Agreement)

              THIS NOTE IS NOT TRANSFERABLE UNLESS AS A CONDITION
              PRECEDENT TO THE EFFECTIVENESS OF ANY TRANSFER THE
                 PAYEE HAS OBTAINED THE WRITTEN CONSENT OF THE
                     COMPANY AS TO THE PROPOSED TRANSFER.


                                 $__________          Philadelphia, Pennsylvania
                                                       ________________, 19___

                         SUBORDINATED INSTALLMENT NOTE

        1. For value received, ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation (the "Company"), hereby promises to pay to (the "Payee") the sum of $ in equal, annual installments and one final installment of $ on each [April/October] 15 commencing on [April/October] 15, 19 , and to pay simple interest at the rate of % per annum on the unpaid balance thereof, semi-annually in arrears on each April 15 and October 15.

        2. The Payee may not sell, assign or otherwise transfer or encumber any portion of this Note or interest herein without first procuring the written consent of the Company, which consent the Company is under no obligation to provide. No transfer of this Note shall be effective unless such transfer is in compliance with the foregoing, including the requirements set forth in the legend provided for above.

        3. Both the principal of this Note and interest thereon are payable in lawful money of the United States of America at 1101 Market Street, Philadelphia, PA 19107, or such address of any subsequent principal executive office of the Company within the United States of America as the Company shall designate in writing to the Payee, or at the option of the Company, by check mailed to the Payee at such address for the Payee as is indicated on the books of the Company.

        4. This Note may be prepaid in full, or in part, any time, without premium or penalty. All prepayments shall be applied first to accrued interest and then to installments of principal in the order of their maturities.

        5. The indebtedness evidenced by this Note and the payment of the principal of and interest on this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

        5.1 "Senior Indebtedness" means the principal of, premium, if any, interest and any other amounts due on (1) all Indebtedness incurred, assumed or guaranteed by the Company, either before or after the date hereof, (excluding any debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to this Note), including, without limitation, (a) any amount payable with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the date hereof or at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, or assumed or guaranteed by, directly or indirectly, the Company, required to be reflected as a liability on the face of the balance sheet of the Company, (b) any amounts payable in respect to any interest rate exchange agreement, currency exchange agreement or similar agreement and (c) any subordinated indebtedness of a corporation merged with or into or acquired by the Company; and (2) any renewals or extensions or refunding of any such Senior Indebtedness or evidences of indebtedness issued in exchange for such Senior Indebtedness.

        5.2 "Indebtedness" means (a) all items, except items of capital stock or of surplus or of general contingency reserves or of reserves for deferred income taxes, which in accordance with generally accepted accounting


                                     A-12
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT principles in effect on the date hereof should be included in determining total liabilities as shown on the liability side of a balance sheet of the Company as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by the Company, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which the Company has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds or otherwise to become liable directly or indirectly with respect thereto, including, without limitation, indebtedness arising out of the sale or transfer of accounts or notes receivable or any moneys due or to become due.

        6. In the event of any dissolution, winding up, liquidation or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any readjustment of debt, arrangement or composition among creditors or any other marshalling of the assets and liabilities of the Company or otherwise), then holders of Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment or distribution, directly or indirectly (including by way of set off) is made upon the principal of or interest on this Note, and to that end the holders of Senior Indebtedness shall be entitled to receive in payment thereof any payment or distribution of assets of the Company, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of this Note. The Payee irrevocably authorizes, empowers and directs all receivers, custodians, trustee, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries. Notwithstanding any statute, including without limitation the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of the holders of the Senior Indebtedness to have all of the Senior Indebtedness paid and satisfied in full prior to the payment of any amounts due the payee under this Note shall include, without limitation, the right of the holders of the Senior Indebtedness to be paid in full all interest accruing on the Senior Indebtedness due them after the filing of any petition by or against the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in paragraph 6 hereof, prior to the payment of any amounts in respect of the Note, including, without limitation, any interest due to the Payee accruing after such date.

        7. No payment, directly or indirectly (including by way of set off), shall be made by the Company with respect to the principal of or interest on this Note if (i) an event of default has happened with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which if occurring prior to the stated maturity of such Senior Indebtedness, permits holders thereof upon the giving of notice or passage of time, or both, to accelerate the maturity thereof ("Senior Indebtedness Default") and has not been cured, (ii) a payment by the Company to or for the benefit of Payee would, immediately after giving effect thereto, result in a Senior Indebtedness Default, or (iii) full payment of all amounts then due for principal of (or premium, if any), interest or any other amounts due on Senior Indebtedness shall not then have been made or duly provided for. Upon the occurrence of any events described in (i), (ii) or (iii) described above, notwithstanding any event of default under this Note by the Company, the Payee may not accelerate the maturity of all or any portion of this Note, or take any action towards collection of all or any portion of this Note or enforcement of any rights, powers or remedies under this Note, or applicable law until the earlier of the date on which a Senior Indebtedness Default (or in the case of (iii) required payments shall have been duly provided for) have been cured or such Senior Indebtedness has been paid in full.

        8. In the event that, notwithstanding the foregoing, the Company shall make any payment prohibited by Section 6 or 7, then, except as hereinafter in this Section otherwise provided, unless and until any such Senior Indebtedness Default shall have been cured or waived or shall cease to exist, such payment shall be held in trust for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing the Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

        9. Subject to the payment in full of all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until this Note shall be paid in full, and no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the Payee, or by or on behalf of the Payee, shall as between the Company and the Payee, be deemed to be a payment by the Company to or for the account of holders of Senior Indebtedness.



                                     A-13
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

        10. No holder of Senior Indebtedness shall be prejudiced in his or her right to enforce subordination of this Note by any act on the part of the Company. The above provisions in regard to subordination are intended solely for the purpose of defining the relative rights of the Payee on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Payee, the obligation of the Company, which is absolute and unconditional, to pay to the Payee, subject to the rights of the holders of Senior Indebtedness, the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, subject to the rights, if any, under the above subordination provisions, of holders of Senior Indebtedness to receive cash, property or securities of the Company payable in respect thereof.

        11. The principal of this Note and accrued unpaid interest thereon shall (if not already due and payable) upon written demand by the Payee become due and payable forthwith, if there shall have been a default in the payment of any interest on, or principal of, this Note when it becomes due and payable (but only if such payment is not prohibited by the provisions of this Note), and such default shall have continued for a period of 30 days after written notice of such default shall have been given to the Company and shall be continuing at the time of such written demand.

        12. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights under this Note shall operate as a waiver of any rights of the Payee.

        13. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered, or deposited in the mails, first-class, postage prepaid, or delivered to a telegraph office for transmission, if to the Payee, at such address for the Payee as is indicated on the books of the Company or if to the Company, at the address of the principal executive offices of the Company as provided above.

        14. This Note shall be governed by the laws of the State of Delaware.


                                           ARAMARK CORPORATION


                                           By:  ______________________________
                                                           Treasurer





                                     A-14
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                          GENERAL INSTRUCTIONS TO FORMS - B-1
                         Expanded Stock Ownership Opportunity

In this section, you will find the forms that you will need in order to complete all of your stock-related transactions. Several copies of each form have been included. These forms have been color-coded for ease of reference. As you complete the forms, have your Ownership Statement (enclosed) handy, as you will need to transfer information from it onto the form(s).

We urge you to carefully read this Prospectus, as well as all of the other materials you have received, so that you will be fully informed of the terms and conditions of the stock purchase program.

-----------------------------------------------------------------------------------------------------------------------------------

                                            METHODS OF PAYMENT FOR STOCK PURCHASES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        INTERNAL
                                                             CASH                                        MARKET
-----------------------------------------------------------------------------------------------------------------------------------

Who Is Eligible?                          All grant holders.                           All owners who have held shares at least 6
                                                                                       months from purchase.
-----------------------------------------------------------------------------------------------------------------------------------

What Is It?                               Payment in full at the time of exercise.     Selling shares back to the company and
                                                                                       applying all or part of the proceeds
                                                                                       toward the purchase of more shares.
-----------------------------------------------------------------------------------------------------------------------------------


THE FOLLOWING CHART LISTS THE FORMS TO BE COMPLETED AND RETURNED ACCORDING TO THE INSTRUCTIONS AT THE BOTTOM OF THE PAGE.

-----------------------------------------------------------------------------------------------------------------------------------
FOR THIS TRANSACTION...            COMPLETE AND SUBMIT THESE FORMS...                                 AND ALSO SEND IN...
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Internal Market                      Your Check
                                          Exercise Form(1)                     Worksheet/                    Payable To ARAMARK
                                               (Beige)                      Request Form(2)                       For Any
                                                                                (Green)                           Balance
-----------------------------------------------------------------------------------------------------------------------------------

Stock Exercise (Purchase)                         X                             X                                  X
-----------------------------------------------------------------------------------------------------------------------------------

Stock Sale(3) (If applied to                      X                             X                                  X
purchase)
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Complete a separate form for each exercise.
(2)  For multiple transactions, compile onto one form per registered owner.
     Note: If shares are held jointly in your and your spouse's names, that is considered as one owner.
(3) If you are not applying proceeds toward a purchase, only submit the Internal Market form and the Stock Certificate(s) for the shares you are selling.

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form and your check, made payable to ARAMARK Corporation, in U.S. Currency to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group by the deadline of January 15, 1998 or the expiration date of your grant.


EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form and your check to your Human Resources Department by January 9, 1998, or 5 business days prior to expiration of grant. Your check should be in your own country's currency, payable to ARAMARK Corporation.

              EXERCISE FORM -- See General Instructions, page B-1
                     Expanded Stock Ownership Opportunity
                             SECTION I - WORKSHEET


--------------------------------                                                       --------------------------------------------
DETERMINING YOUR COST FOR SHARES                                                       Note: Calculations are done in U.S. Dollars*
--------------------------------                                                       --------------------------------------------
DEFINITION                                                            SOURCE
1    Grant Date ....................................................  Ownership Statement ............................. 1
                                                                                                                            --------
2    Number of Shares Now Exercisable ..............................  Ownership Statement ............................. 2
                                                                                                                            --------
3    Grant Price Per Share .........................................  Ownership Statement ............................. 3   $
                                                                                                                            --------
4    Number of Shares You Want To Exercise .........................  Circle either "100" or "200" .................... 4   100  200
                                                                                                                            --------
5         Total Cost of Shares .....................................  Line 3 x Line 4 ................................. 5   $
                                                                                                                            --------
---------------------------------------------------------------------
CALCULATING YOUR TAX WITHHOLDINGS (APPLICABLE TO U.S. EMPLOYEES ONLY)
---------------------------------------------------------------------
6    Current Appraisal Price Per Share (Call for Price) ............  Call 1-888-96-OWNER ............................. 6   $
                                                                                                                            --------
7    Appraisal Price x Shares Exercised ............................  Line 4 x Line 6 ................................. 7   $
                                                                                                                            --------
8    Total Appreciation Subject To Taxes ...........................  Line 7 - Line 5 ................................. 8   $
                                                                                                                            --------
9    Total Withholding Tax Due At Purchase (38%) ...................  Line 8 x .38 .................................... 9   $
                                                                                                                            --------
10        Total Amount Due .........................................  Line 5 + Line 9 (Line 5 for Non-US Employees) ... 10  $
---------------------------------------------------------------------------------
SELLING SHARES (COMPLETE ONLY IF YOU ARE SELLING SHARES TO PAY FOR THIS EXERCISE)
---------------------------------------------------------------------------------
11   Proceeds From Internal Market .................................  Lines 4 a-e of green Internal Market Worksheet .. 11  $
                                                                                                                            --------
     (Enclose certificates and green worksheet)
----------------
EXERCISE SUMMARY
----------------
12   Total Cash Due - Send Check For This Amount In U.S. Dollars*     Line 10 - Line 11 ............................... 12  $
                                                                                                                            --------

* Employees in Germany, Belgium or United Kingdom will need to convert this amount to their own country's currency. See mailing instructions below.

                   SECTION II - REGISTRATION AND SIGNATURES

Shares must be registered initially either in your name, or in your and your spouse's names, as joint tenants. If shares are to be registered jointly, you must print both names below, enter your Social Security number, if applicable, and you both must sign and date the form. Your shares will be registered to the address to which the Prospectus containing the exercise form was mailed. If you have moved or the address is otherwise incorrect, please complete and return the blue Address Change Card.

I/We hereby represent, warrant, and agree as follows:
A. I/We have received and read copies of (a) the Prospectus dated December 1, 1997, including the Amended and Restated Stockholders' Agreement and
     (b) ARAMARK's annual report on Form 10-K.
B. I/We have full power and authority to enter into the Amended and Restated Stockholders' Agreement.
C. By signing below, I/We hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.
D. I/We will, upon request, execute any additional documents necessary or desirable for me/us to become a party to the Amended and Restated Stockholders' Agreement.

Print Name(s)       Signature(s)        Soc. Sec. # (if applicable)  Date
___________________ __________________  __________________________   ___________

___________________ __________________  __________________________   ___________

Home Phone #: __________ Business Phone #: ___________ Business Unit: __________

MAILING INSTRUCTIONS:

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form and your check, made payable to ARAMARK Corporation, in U.S. Currency to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group by the deadline of January 15, 1998 or the expiration date of your grant.

EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form and your check to your Human Resources Department by January 9, 1998, or 5 business days prior to expiration of grant. Your check should be in your own country's currency, payable to ARAMARK Corporation.


For Transfer Agent _______ Check Number ______ Check Amount $______ HID # ______ use only:

11/97

                SECTION I -- INTERNAL MARKET SALE REQUEST FORM
                     Expanded Stock Ownership Opportunity
                      Use one form per registered owner.

INSTRUCTIONS: In this Section, you will be listing the certificate(s) or confirmation statement(s) that you are enclosing, and indicating the number of shares listed on each, and the number of shares you would like to sell.

NAME (PLEASE PRINT)                                                 ACCOUNT OR SOCIAL SECURITY NUMBER

------------------------------------------------------------        ----------------------------------


------------------------------------------------------------        ----------------------------------


       ----------------------------------------------
       SALE OF COMMON SHARES -- CLASS B
       ----------------------------------------------

                                                      NO. OF SHARES                     NO. OF SHARES TO
                  CERTIFICATE/                        SHOWN ON THIS                     BE SOLD FROM THIS
 LINE              STATEMENT           LINE           CERTIFICATE/         LINE           CERTIFICATE/
   NO.          NUMBER ENCLOSED          NO.            STATEMENT            NO.            STATEMENT
------          ---------------        ----           -------------        -----        -----------------

    1a                                   1a                                  1a
 _____________________________________________________________________________________________________________

    1b                                   1b                                  1b
 _____________________________________________________________________________________________________________

    1c                                   1c                                  1c
 _____________________________________________________________________________________________________________

    1d                                   1d                                  1d
 _____________________________________________________________________________________________________________

    1e                                   1e                                  1e
 _____________________________________________________________________________________________________________

    1f                                   1f                                  1f
 _____________________________________________________________________________________________________________

    1g                                   1g                                  1g
 _____________________________________________________________________________________________________________

    1h                                   1h                                  1h
 _____________________________________________________________________________________________________________

    1i                                   1i                                  1i
 _____________________________________________________________________________________________________________

    1j                                   1j                                  1j
 _____________________________________________________________________________________________________________

                                                                                    TOTAL SHARES TO BE
                                                                                    SOLD
                                                                                    (COPY 1l TO LINE 1 ON
                                                TOTAL SHARES  SHOWN                 REVERSE SIDE)
 _____________________________________________________________________________________________________________
 1k   TOTAL SHARES                       1k                                  1l
 (ADD 1a - 1j IN EACH COLUMN)
 _____________________________________________________________________________________________________________
 TOTAL COMMON SHARES LEFT
 OVER (1k MINUS 1l)                      1m
 _______________________________________________________________________________

Note: Shares used in a stock-for-stock exchange or purchased within prior six
(6) months cannot be sold. If shares to be sold are pledged under a prior Deferred Payment Obligation, Lines 4a, b, and c on front of form must also be completed.



               Complete Sections II and III on reverse side of this form.


                             (Please see reverse.)

  SECTION II -- INTERNAL MARKET WORKSHEET -- See General Instructions, p. B-1
                     Expanded Stock Ownership Opportunity


PLEASE COMPLETE THE REVERSE SIDE FIRST. (Use one form per registered owner.)

--------------------------------------
SALE OF COMMON SHARES
--------------------------------------

1    Number of Common Shares to be Sold (Section I, Line 1l):..............................................   1
                                                                                                                -------
2    Sale Price Per Common Share (call for current appraisal price - 1-888-96-OWNER):......................   2  $
                                                                                                                -------
3    Total Sale Price of Common Shares (Line 1 x Line 2)...................................................                 3 $
                                                                                                                            ------

--------------------------------------------------
DISTRIBUTION OF TOTAL PROCEEDS
--------------------------------------------------

4    Amount to be Applied to Current Exercise (if applicable)
     (a)  Grant Date:__________............................................................................   4(a)  $
                                                                                                                -------
     (b)  Grant Date:__________............................................................................   4(b)  $
                                                                                                                -------
     (c)  Grant Date:__________............................................................................   4(c)  $
                                                                                                                -------
     (d)  Grant Date:__________............................................................................   4(d)  $
                                                                                                                -------
     (e)  Grant Date:__________............................................................................   4(e)  $
                                                                                                                -------
     (f)  Total (Lines 4a + 4b + 4c + 4d + 4e):............................................................                 4(f)$
                                                                                                                            ------
5    Cash Back to You (Line 3 minus Line 4f):..............................................................                 5   $
                                                                                                                            ------
6    Total Distribution (Line 4f + Line 5) - Total must equal Line 3:......................................                 6   $
                                                                                                                            ------
                                       SECTION III -- INTERNAL MARKET REQUEST FORM
--------------------
SIGNATURES
--------------------

By signing below, you are offering to sell to ARAMARK the shares indicated in Line 1, subject to the terms and conditions of the
Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1997; you are under no obligation to sell; and the offer price is the most recent appraisal price, reflecting the shares'
current lack of marketability and is less than it would be if the shares were publicly traded. The Board reserves the right to reduce on a pro rata basis the number of Class B shares sold by all management owners in the Internal Market, depending upon the overall number of Class B shares submitted to the Company for sale. Subject to complying with applicable laws and regulations
(including SEC Rule 13e-3), the Company will not repurchase shares of Class B Common stock from any stockholder if the repurchase causes such shares to be held of record by less than 300 holders. Please sign below exactly as your name(s) appear on the stock certificate(s).

Print Name(s)                                                                   Social Security or Account Number(s)

_________________________________________________________________               ____________________________________________________

_________________________________________________________________               ____________________________________________________

Signature(s)                                                                    Date

_________________________________________________________________               ____________________________________________________

_________________________________________________________________               ____________________________________________________

----------------------------------
DELIVERY ADDRESS(ES)
----------------------------------

====================================================================================================================================

Send Check For Net Sale Proceeds To:                                Send Stock Certificate(s)** To:

_____________________________________________________               ____________________________________________________

_____________________________________________________               ____________________________________________________

====================================================================================================================================

* Call the ARAMARK Shareholder Services Group at 1-888-96-OWNER to obtain the exact amounts of Principal Due and Accrued Interest Due.
** In cases where the number of shares on the stock certificate(s) or confirmation statement(s) you are submitting exceeds the number of shares you are selling, a certificate for the balance will be sent to you upon request, by indicating an address above. If your shares are pledged to an outside lender, the lender may require that the stock certificate for unsold shares be returned to the lender.

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group prior to the Internal Market deadline.

EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form to your Human Resources Department 5 business days prior to the Internal Market Deadline.